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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 2000, except for Note 14, as to which the date is February 28, 2000, relating to the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of Akamai Technologies, Inc. for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
April 24, 2000